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                                                                    Exhibit 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to the Form S-3 Registration Statement of our report dated January 31, 2001 included in FBR Asset Investment Corporation's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this Amendment No. 1 to the Form S-3 Registration Statement.


                                                      /s/ Arthur Andersen LLP



Vienna, Virginia
January 22, 2002